Exhibit 10.6

FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN

The Public Service Company of New Mexico Executive Savings Plan (the “Plan”) was originally effective as of July 1, 1998.  PNM Resources, Inc. (the “Company”) became the parent holding company for Public Service Company of New Mexico as of December 31, 2001.  Effective as of November 27, 2002, the Company assumed the sponsorship of the Plan and renamed it the “PNM Resources, Inc. Executive Savings Plan.”  The Plan was most recently amended and restated in its entirety, effective as of January 1, 2004.  By this instrument, the Company now desires to amend the Plan to transfer the liability for any amounts due under the Plan to the PNM Resources, Inc. Executive Savings Plan II.  This amendment constitutes a material modification of the Plan pursuant to Treas. Reg. § 1.409A-6(a)(1)(i), which will subject the Plan to Section 409A of the Internal Revenue Code (the “Code”) effective as of the date of execution of this First Amendment.

     1.           This First Amendment shall be effective as of the date on which it is executed.

     2.           Article VII (Amendment or Termination) of the Plan is hereby amended by adding a new Section 7.3 to the end thereof:

7.3           Combination of Plan with PNM Resources, Inc. Executive Savings Plan II.  The Plan is hereby combined with the PNM Resources, Inc. Executive Savings Plan II (the “ESP II”) effective as of the date this First Amendment is executed (the “Combination Effective Date”), with the ESP II being the surviving plan.  The Plan Administrator is authorized and directed to take all actions necessary or appropriate to transfer the liabilities of the Plan to the ESP II as of the Combination Effective Date.  Following the transfer of liabilities, Participants will no longer have any claim for benefits under the Plan, and the ESP II shall be deemed to have accepted the liability to each Participant for liabilities so transferred, as such amounts may increase or decrease after the date of the transfer.

     3.           As of the Combination Effective Date, the Plan shall be completely amended and restated in the form of the ESP II document and the ESP II will be considered an amendment and restatement of the Plan and shall govern the rights of the Participants under the Plan.

IN WITNESS WHEREOF, PNM Resources has caused this First Amendment to be executed as of this 17th day of December, 2008.

PNM RESOURCES, INC.

By: /s/ Alice A. Cobb
                               Its:  SVP, Chief Administrative Officer